                      May 21, 2014

Contact:    Douglas J. Glenn
       President and Chief Executive Officer
       (757) 217-1000

HAMPTON ROADS BANKSHARES AND SHORE BANK ANNOUNCE LAUNCH OF SHORE PREMIER FINANCE

Experienced Lending Team Joins Shore Bank To Start Marine Financing Business

Virginia Beach, Virginia, May 21, 2014:  Hampton Roads Bankshares, Inc. (NASDAQ:  HMPR) (the “Company”), the holding company for The Bank of Hampton Roads (“BHR”) and Shore Bank (“Shore”), today announced the launch of Shore Premier Finance (“SPF”), a new specialty consumer finance unit of Shore that will focus on marine financing for US Coast Guard documented vessels.  SPF will be based in Baltimore, MD and will consist of a team of seasoned lending professionals who joined SPF from a large European bank, including its former Global Director of Boat Financing.

Douglas J. Glenn, President and Chief Executive Officer of the Company and Chief Executive Officer of BHR, said, “We welcome this outstanding team to Hampton Roads Bankshares and Shore Bank and we are excited that marine finance is now part of our business.  Our One Bank plan is focused on excellence, consistency and maximizing the choices we offer our customers.  The launch of SPF creates a compelling value proposition that is unique to our company and supports our vision of ‘Making Dreams Come True’.  We know SPF’s team well and have great respect for the strong business they have built over the past five-plus years, their deep expertise in marine finance and related areas and the quality of the customers they will bring to our company.”

Caution About Forward-Looking Statements

Certain statements made in this press release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about events or results or otherwise are not statements of historical facts, including statements about future products, trends and strategies. Although the Company believes that its expectations with respect to such forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual events or results to differ significantly from those described in the forward-looking statements include, but are not limited to those described in the cautionary language included under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2013, Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, and other filings made with the SEC.

About Hampton Roads Bankshares

Hampton Roads Bankshares, Inc. is a bank holding company that was formed in 2001 and is headquartered in Virginia Beach, Virginia. The Company's primary subsidiaries are The Bank of Hampton Roads, which opened for business in 1987, and Shore Bank, which opened in 1961 (the "Banks"). The Banks engage in general community and commercial banking business, targeting the needs of individuals and small to medium-sized businesses. Currently, The Bank of Hampton Roads operates banking offices in Virginia and North Carolina doing business as The Bank of Hampton Roads and Gateway Bank & Trust Co. Shore Bank serves the Eastern Shore of Virginia, eastern Maryland, and southern Delaware through seven banking offices, ATMs, and loan production offices in West Ocean City, Maryland and Rehoboth Beach, Delaware. Through various affiliates, the Banks also offer mortgage banking services and investment products. Shares of the Company's common stock are traded on the NASDAQ Global Select Market under the symbol "HMPR." Additional information about the Company and its subsidiaries can be found at www.hamptonroadsbanksharesinc.com.

###